UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2022

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware Delaware	1-36756 1-12407	47-0961620 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐
Lamar Media Corp.	☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 1, 2022, Lamar Advertising Company’s (the “Company”) direct wholly owned subsidiary Lamar Media Corp. (“Lamar Media”) entered into the Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) of Lamar Advertising Limited Partnership (the “OP”) as the initial limited partner, along with its wholly owned subsidiary, Lamar Advertising General Partner, LLC, as the general partner of the OP (the “General Partner”). Capitalized terms not defined herein shall have the meanings set forth in the Partnership Agreement.
Lamar Media Corp. formed the OP and contributed all of its assets to the OP in connection with the Company’s reorganization (the “Reorganization”) as a specific type of real estate investment trust (“REIT”) known as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). The Partnership Agreement establishes the terms of and governance around the operations of the OP, which will serve as the operating partnership in the UPREIT structure.
The Company completed the Reorganization to facilitate
tax-deferred
contributions of properties to the OP in exchange for limited partnership interests in the OP. Generally, a transfer of property directly to a REIT in exchange for shares of common stock of a REIT is an immediately taxable transaction to the transferring property owner. In an UPREIT structure, a property owner who desires to defer taxable gain on the disposition of his property may transfer the property to the OP in exchange for limited partnership interests in the OP and defer taxation of gain for a period of time which may include up until the limited partnership interests are disposed of in an otherwise taxable transaction.
The Partnership Agreement generally provides that the OP will be managed by the General Partner. Limited Partners generally will not have any right to participate in or exercise control or management power over the business and affairs of the OP and will have no power to remove the General Partner without the consent of the General Partner.
The initial classes of partnership units of the OP consist of (i) Series AA Preferred Units, (ii) LTIP Units, and (iii) Common Units. The Series AA Preferred Units have terms that generally mirror the terms of the Company’s Series AA Preferred stock, and are to be held solely by Lamar Media. LTIP Units are a class of units intended to qualify as “profits interests” of the OP. LTIP Units convert into Common Units upon the occurrence of certain events, and may be subject to vesting or forfeiture conditions imposed by the General Partner. Common Units are redeemable by the holder for cash, or at the General Partner’s option, shares of the Company’s Class A common stock, after a holding period, which is generally twelve months.
As further described under Item 5.02 below, Sean Reilly, Chief Executive Officer of the Company, Jay L. Johnson, Chief Financial Officer of the Company and Kevin P. Reilly, Jr., Executive Chairman of the Company, each executed joinders to the Partnership Agreement as additional limited partners in connection with their awards of LTIP Units of the OP on July 1, 2022.
The description above is qualified in its entirety by the Partnership Agreement filed as Exhibit 10.1 to this Current Report on
Form 8-K
and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2022, the General Partner issued 22,000 LTIP Units to each of Jay L. Johnson and Kevin P. Reilly, Jr. and 44,000 LTIP Units to Sean Reilly (collectively, the “Issued LTIP Units”), pursuant to LTIP Unit Award Agreements (the “Award Agreements”).
The Issued LTIP Units are issued pursuant to the Company’s 1996 Equity Incentive Plan (as amended from time and time the “Plan”), and subject to the terms of the Partnership Agreement and the Award Agreement. The Award Agreement provides that the Issued LTIP Units are subject to vesting criteria based on the Company’s achievement of certain revenue and EBITDA targets, and subject to forfeiture (in whole or in part) based on the percentage achievement of such targets as compared to the performance goals.
The Company has historically awarded shares of Class A common stock to Messrs. Reilly or Mr. Johnson in February of each year, based on the achievement of revenue and EBITDA targets for the prior year. The Company does not intend to make any such awards to Messrs. Reilly or Mr. Johnson in February of 2023.
The description above is qualified in its entirety by the Award Agreements, the form of which is filed as Exhibit 10.2 to this Current Report on Form
8-K
and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Limited Partnership Agreement Lamar Advertising Limited Partnership, dated July 1, 2022.

10.2	Form of LTIP Unit Award Agreement.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 7, 2022	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer

Date: July 7, 2022	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer